Exhibit 4.6
                                                                     -----------

                         CHYRSALIS SYMBOLIC DESIGN, INC.

                             1993 STOCK OPTION PLAN

1.       PURPOSE

         The purpose of this 1993 Stock Option Plan (the "Plan") is to advance the interests of CHRYSALIS SYMBOLIC DESIGN, INC. (the "Company") by enhancing the ability at the Company and its subsidiaries to attract and retain employees, consultants or advisers who are in a position to make significant contributions to the success of the Company; to reward such individuals tar their contributions g and to encourage such individuals to take into account the long-ten interests of the Company through interests in shares of the Company's common stock (the "Stock"). Any employee, consultant or adviser designated to participate in the Plan is referred to as a "participant".

         Options granted pursuant to the Plan may be incentive stock options as defined in section 422 of the Internal Revenue Code of 1906 (as from time to time amended, the "Code") (any option that is intended so to qualify as an incentive stock option being referred to herein as an "incentive option"), or options that are not incentive options, or both. Except as otherwise expressly provided with respect to an option grant, no option granted pursuant to the Plan shall be an incentive option.

2.       ADMINISTRATION

         The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant awards consisting or options or stack appreciation rights ("SARs") or both, to such participants as the Board may select; (b) to determine the time at, times when awards shall be granted and the number of shares of stock subject to each award; (c) to determine which options are, and which options are not, incentive options; (d) to determine the terms and conditions of each Award; (e) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, emend and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes, that may arise in connection with the Plan. Such determinations of the Board shall be conclusive and shall bind all parties. Subject to Section 8 the Board shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by him under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Board shall specify), except that the Board may not take any action with respect to an outstanding award that would adversely affect the rights of the participant under such award without such participant's consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 4(c) and Section 6(j).

         The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a Committee (the "Committee"), in which' event all references (as appropriate) to the Board hereunder shall be deemed to refer to the committee. The Committee, if one is appointed, shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations at the Committee shall be made by a majority of its members. Any determination of the committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. On and after registration of the Stock under the Securities Exchange Act of 1934, the Board shall delegate the power to a elect directors and officers to native awards under the Plan and the timing, pricing and .amount of such awards to a committee, all members of which shall be disinterested persons within the meaning of Rule 16b-3 under that Act.

3.       EFFECTIVE DATE AND TERM OF PLAN

         The Plan shall become effective on the date on which it is approved by the shareholder at the Company. Grants of awards under the Plan may be made prior to that date (but after Board adoption of the Plan), subject act to approval of the Plan by such shareholders.

         No awards shall be granted under the Plan after the completion of ten years trot the date on which the Plan was adopted by the Board, but awards previously granted may extend beyond that date.

4.       SHARES SUBJECT TO THE PLAN

         (a) Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shins of Stock that may be delivered upon the exercise of awards granted under the Plan shall be 407,635. If any award granted under the Plan terminates without having been exercised is full, or upon exercise is satisfied other than by delivery of Stock, the number of shares of shares of stock as to which such award was not exercised shall be available fur future grants within the limits set forth in this Section 4(a).

         (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of stock shall be delivered under the Plan.

         (c) Changes in Stock. In the event of a stack dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stack or securities of the Company subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares or securities that nay be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

         The Board may also adjust the number of shares subject to outstanding awards, the exercise price of outstanding awards and the terms of outstanding awards, to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(j)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an incentive option, without the consent of the participant, if it would constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.

5.       ELIGIBILITY FOR AWARDS

         Persons eligible to receive awards under the Plan shall be those participants who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or sore of the total combined voting power at all classes of stock. Incentive options shall be granted only to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options.

6.       TERMS AND CONDITIONS OF OPTIONS AND SARS

         (a) Exercise Price of Options. The exercise price of each option shall be determined by the Board but in the case of an incentive option shall not be less than 100% (110%, in the case of an incentive option granted to a ten-percent shareholder) of the fair market value of the Stock at the time the option is granted; nor shall the exercise price be less, in the case of an original issue of authorized stock, than par value. Per this "fair market value" in the case of incentive options the sac meaning as it does in the provisions of the Code sad the regulations thereunder applicable to incentive options; and "ten-percent shareholder" shall mean any participant who at the time at grant owns directly, or by reason of the attribution rules set forth in section 424(d) of the Code is deemed to own, stock possessing more than 10% at the total combined voting power of all classes of stock of the Company or at any of its parent or subsidiary corporations.

         (b) Duration of Options. An option Shall be exercisable during such period or periods as the Board say specify. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years (five years, in the cast of an incentive option granted to a "ten-percent shareholder" as defined in (a) above) tram the date the option vat granted or such earlier date as may be specified by the Board at the time the option is granted.

         (c)      Exercise of Options.

         (1) An option shall become exercisable at such time or times and upon such conditions as the Board shall, specify. In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option say be exercised.

         (2) Any exercise of an option shall be in writing, signed r person and furnished to the Company, accompanied by (i) such documents as may be required by the Board and (ii) payment in full as specified below in Section 6(d) for the number of shares for which the option is exercised.

         (3) In the case of option that is not an incentive option, the Board shall have the right to require that the participant exercising the option remit to the Company art amount sufficient to satisfy any federal, State, or local withholding tax requirements (or make other arrangements satisfactory to the company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. If permitted by the Board, either at the time of the grant of the option or the time of exercise, the participant nay elect, at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by (i) delivering to the Company Stock owned by such individual having a fair market value equal to such withholding obligation, or (ii) requesting that the company withhold from the shares of stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such withholding obligation.

                  In the case of an incentive option, If at the time the option is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Stock received upon exercise, the Board hay require as a condition of exercise that the participant exercising the option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the coda and the regulations thereunder) of stock received upon exercise, and (ii) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of - tax, and to augment sixth security iris time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

         (4) If an option is exercised by the executor or administrator at a deceased participant, or by the person or persons to whoa the option has been transferred by the participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or parsons exercising the option.

         (d) Payment for and Delivery of Stock. Stock purchased upon exercise at an option under the Plan shall be paid for as follows: (i) in cash or by personal check, certified check, bank draft or money order payable to the order of the company or (ii) if so permitted by the Board (which, in the case of an incentive option, shall specify such method of payment at the time of grant),
(A) through the delivery of shares of Stock (which, in the case or stock acquired from the Company, shall have been held for at least six months) having fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by delivery of a promissory note of the participant to the Company, such note to be payable on such terms as are specified by the Board or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (D) by any combination of the permissible forms of payment; provided, that if the stock delivered upon exercise of the option is an original issue of authorized stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the person exercising the option.

         (e) Stock Appreciation Rights. The Board in its discretion say grant SARs either in tandem with or independent of options awarded under the Plan. Except as hereinafter provided, each SAR will entitle the participant to receive upon exercise, with respect to each share of Stock to which the SAR relates, the excess of (i) the share's value on the date of exercise, over (ii) the share's fair market value on the date it was granted. Per purposes of clause (i), "value" shall mean fair market value; provided, that the Board may adjust such value to take into account dividends on the Stock and may also grant SARs that provide, in such limited circumstances following a change in control of the Company (as determined by the Board) as the Board may specify, that "value" for purposes of clause (i) is to be determined by reference to an average value for the Stock during a period immediately preceding the change in control, an as determined by the Board. The amount payable to a participant upon exercise of an SAR shall be paid either in cash or in shares of Stock, as the Board determines. Each SAR shall be exercisable during such period or periods and on such terms as the Board may specify. No SAR shall be exercisable after the date which is ten years from the date of grant.

         (f) Delivery of Stock. A participant shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him under the Plan.

         The Company shall not be obligated to deliver any shares of stock (i) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed an such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise `of the award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

         (g) Nontransferability of Awards. No award may be transferred other than by will or by the laws at descent and distribution, and during a participant's lifetime an award may be exercised only by him.

         (h) Death. If a participant dies, each award held by the participant immediately prior to death may be exercised, to the extent it was exercisable immediately prior to death, by his executor or administrator, or by the person or persons to whom the award is transferred by win or the applicable laws or descent and distribution, at any time within the period ending with the first anniversary of the participants death but in no event beyond the Final Exercise Data. All awards held by a participant immediately prior to death that are not then exercisable shall terminate on the date of death.

         (i) Other Termination of Service. If an employee's employment with the Company and its subsidiaries terminates for any reason, other than death, all awards held by the employee that are not then exercisable shall terminate. Awards that are exercisable on the date employment terminates shall continue to be exercisable for a period of three months (or such longer period as the Committee may determine, but in no event beyond the Final Exercise Date) unless the employee was discharged for cause which in the opinion of the Board casts such discredit on him as to justify termination of his awards. After completion of that three-month period such awards shall terminate to the extent not previously exercised, expired or terminated. For purposes of this Section 6(i), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the board, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an award in a transaction to which Section 424(a) of the Code applies.

         In the case of a participant who is not an employee, provisions relating to the exercisability of awards following termination of service shall be specified in the award. If not so specified, all awards held by such participant that are not then exercisable shall terminate upon termination of service. Awards that are exercisable on the date the participant's service as a consultant terminates shall continue to be exercisable f or a period of three months (or such longer period as the Committee may determine, but in no event beyond the Final Exercise Date) unless the participant was terminated for cause which in the opinion of the Board casts such discredit on him as to justify termination of his awards. After completion of that three-month period such awards shall terminate to the extent not previously exercised, expired or terminated.

         (j) Mergers, etc. In the event of a consolidation or merger in which the company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding awards shall thereupon terminate, provided that at least 20 days prior to the effective date of any such merger, consolidation or sale of assets, the Board shall either (i) make all outstanding awards excercisable immediately prior to consolidation of such merger, consolidation or sale of assets or (ii) if there is a surviving or acquiring corporation, arrange, subject to consummation of the merger, consolidation or sale of assets, to have that corporation or an affiliate of that corporation grant to participants replacement awards which in the case of incentive awards satisfy, in the determination of the board, the requirements of section 424(a) of the Code.

         The Board may grant awards Under the Plan in substitution, for awards held by employees, consultants or advisers of another corporation who concurrently become employees, consultants or advisers of the company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

7.       EMPLOYMENT RIGHTS

         Neither the adoption of the Plan nor the grant of awards shall confer upon any participant any right to continue as an employee of, or consultant or adviser to, the Company or any parent or subsidiary or affect in any way the right of the Company or parent or subsidiary to terminate them at any time. Except as specifically provided by the Board in any particular cases the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the company to the participant by contract or otherwise.

8.       EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

         Neither adoption of the Plan nor the grant of awards to a participant shall affect the Company's right to sake awards to such participant that are not subject to the Plan, to issue to, such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

         The Board say at any time discontinue granting awards under the Plan. With the consent of the participant, the Board may at any tins cancel an existing award in whole or in pert and grant another award for such number of shares as the Board specifies. The Board say at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of section 422 of the Code or at any changes in applicable laws or regulations or for any other purpose that may at the tine be permitted by law, or may at any time terminate the Plan as to any further grants of awards, no such amendment shall adversely affect the rights of any participant (without his consent) under any award previously granted.

                         CHRYSALIS SYMBOLIC DESIGN, INC.

                       Incentive Stock Option Certificate

         Stock Option granted by Chrysalis Symbolic Design, Inc. a Delaware Corporation (the "Company"), to__________ ("Optionee"), pursuant to the Company's 1993 Stock Option Plan.

1.       Grant of Option.

         This certificate evidences the grant by the Company on October 17, 1997 ("Grant Date") to the Optionee of an option to purchase, in whole or in part, on the terms herein provided, a total of _____ shares of common stock of the Company (the "Shares") at ____ per Share. This option shall expire on the date ten years from the Grant Date ("Final Exercise Date"). The option evidenced by this certificate is an incentive stock option ("ISO").

         Subject to acceleration as provided below, the Shares shall vest and thereby become exercisable according to the following schedule; provided, however, that no additional Shares shall vest following the last day of Optionee's full time employment by the Company.


                      ------------------------------
                      October 17, 1998
                      ------------------------------
                      January 17, 1999
                      ------------------------------
                      April 17, 1999
                      ------------------------------
                      July 17, 1999
                      ------------------------------
                      October 17, 1999
                      ------------------------------
                      January 17, 2000
                      ------------------------------
                      April 17, 2000
                      ------------------------------
                      July 17, 2000
                      ------------------------------
                      October 17, 2000
                      ------------------------------
                      January 17, 2001
                      ------------------------------
                      April 17, 2001
                      ------------------------------
                      July 17, 2001
                      ------------------------------
                      October 17, 2001
                      ------------------------------
                               TOTAL SHARES
                      ------------------------------

         Upon the consolidation of the Company with or the acquisition of the Company by another entity, whether by merger, sale or transfer or all its capital stock, or by sale of substantially all of its assets or otherwise, then immediately prior to the consummation of such event, the vesting dates for all Shares not then vested shall be accelerated by twelve (12) months. For example, Shares that would normally not have vested until February 1, 1998 shall instead vest on February 1, 1997.

2.       Exercise of Option.

         Each election to exercise this option shall be in writing, signed by the Optionee or by his executor or administrator or the person or persons to whom this option is transferred by will or the applicable laws of descent and distribution (the "Legal Representative"), and received b the Company at its principal office, accompanied by this certificate, and payment in full. The purchase price may be paid by delivery of cash, certified check, bank draft, or money order. In the event that this option is exercised by the Optionee's Legal Representative, the Company shall be under no obligation to deliver Shares hereunder unless and until the Company is satisfied as to the authority of the person or persons exercising this option.

3.       Restrictions on Transfer.

         The Optionee represents and warrants to the Company that upon acquiring any of the Shares, he will be acquiring them for his own account for investment only and not with a view to distribution or resale of the Shares. The Optionee agrees not to sell or otherwise dispose of the Shares in violation of the provisions of the Securities Act of 1933, as amended (the "Act"). The Optionee understands that the Shares issued upon exercise of this option will be issued pursuant to an exemption form the registration requirements of the Act, and, accordingly, must be held indefinitely by Optionee unless they are later transferred in transactions that are either registered under the Act or exempt from registration. The Optionee understands that the Company is under no obligation to register the Shares under the Act or to file for or comply with an exemption from registration, and recognizes that exemptions from registration, in any case, are limited and may not be available when the Optionee may wish to sell, transfer or otherwise dispose of the Shares. The Optionee also understands that the certificate(s) representing the Shares will bear the following legends restricting their transfer and that a notation restricting their transfer will be made on the stock transfer books of the Company:

                  The shares of stock represented by this certificate have not be registered under the Securities Act of 1933, as amended, and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration statement under said Act covering the transfer or an opinion of counsel satisfactory to the issuer that registration under said Act is not required.

         If at the time when this option is exercised the Company is a party to any agreement restricting the transfer of any outstanding shares of its Common Stock, this option may be exercised only if the Shares so acquired are made subject to the transfer set forth in that agreement (or if more than one such agreement is then in effect, the agreement specified by the Board).

         In addition, the Optionee agrees, for himself and his heirs and Legal Representatives, that he will enter into any "lock-up" or similar agreements requested by the Company in connection with any initial public offering of the shares of the Company's stock.

4.       Death and Other Termination.

         If an Optionee dies, this option may be exercised to it extent it was exercisable immediately prior to death by his executor or administrator, or by the person or persons to whom the award is transferred by will or the applicable laws of descent and distribution, at any time within the period ending with the first anniversary of the Optionee's death but in no event beyond the Final Exercise Date. Any portion of this option not exercisable immediately prior to Optionee's death shall terminate on the date of death.

         If an Optionee's employment with the Company and its subsidiaries terminates for any reason, other than death, any portion of this option not then exercisable shall terminate. Any portion of this option that is exercisable on the date employment terminates shall continue to be exercisable for a period of three months (or such longer period as the Board of Directors may determine, but in no event beyond the Final Exercise Date) unless the Optionee was discharge for cause which in the opinion of the Board casts such discredit on him as to justify termination of his Option. After completion of that three-month period this option shall terminate to the extent not previously exercised, expired or terminated. For purposes of this paragraph, employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved by the Board, so long as the Optionee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming this option in a transaction to which section 424(a) of the Code applies.

5.       Nontransferability of Option.

         This option is not transferable by the Optionee or other than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by the Optionee.

6.       1993 Stock Option Plan.

         This option is subject in its entirety to the provision of the Company's 1993 Stock Option Plan, a copy of which is furnished to the Optionee with this option.

         IN WITNESS WHEREOF, the Company has caused is option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                    CHRYSALIS SYMBOLIC DESIGN, INC.


                                    By:
                                       -----------------------------------------


                                    Name:
                                         ---------------------------------------


                                    Title:
                                          --------------------------------------

Accepted and agreed: